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                                                                    EXHIBIT 16.1





                                November 20, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         We have been furnished with a copy of the response to Item 4 of Form 8-K for the event that occurred on November 15, 2001, to be filed by our former client, HIA, Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO Seidman, LLP

BDO Seidman, LLP